Dodatek č. 1 ke smlouvě o úvěru, který nabývá účinnosti dne 30. Listopadu 2009 uzavřené dle § 497 a násl. obchodního zákoníku (dále jen „Smlouva“)	Amendment No.1 to the credit Agreement Effective 30th November 2009 Concluded according to Sec. 497 et seq. of the Commercial Code (hereinafter referred to as the “Agreement”)

mezi	between

1. panem Peterem Edwardsem, bytem 11 Drakes Way, Rayleigh, Essex SS68BS, UK	1. Mr. Peter Edwards,11 Drakes Way, Rayleigh, Essex, SS68BS, UK

(dále jen "Věřitel")	(hereinafter referred to as the “Creditor”)

A	And

2.    SENDIO s.r.o.,
se sídlem Olomouc, Holická 156/49, PSČ 779 00, Česká republika, IČ 281 64 440, zapsaná v obchodním rejstříku vedeném Krajským soudem v Ostravě, oddíl C, vložka 43097, jednající panem Philipem Glynem Stylesem, jednatelem,

2.       SENDIO s.r.o.,
with its registered seat in Olomouc, Holická 156/49, Postal Code 779 00, Czech Republic, ID No.: 281 64 440, , registered in the Commercial Register of the Regional Court in Ostrava, Section C, Insert 43097, represented by Mr. Philip Glyn Styles, the Executive,

(dále jen „Dlužník“)	(hereinafter referred to as the “Debtor”)

(Věřitel a Dlužník každý samostatně „Smluvní strana“ a společně „Smluvní strany“)	(Creditor and Debtor each separately shall be referred to as the “Party” and commonly to as the “Parties“)

Článek 3 3.1 Dlužník se zavazuje splatit poskytnutý Úvěr spolu s úrokem dle čl. 2 této Smlouvy nejpozději do 31. Května 2010.	Article 3 3.1. The Debtor shall repay the credit agreement together with the agreed interest according to Article 2 of the original Agreement at the latest on 31st May 2010.

Ostatní smluvní ujednání zůstávají beze změny.	All other Articles of the original Agreement shall remain as is..

V / In ___________ dne / on ____________	V / In ___________ dne / on ____________

Věřitel/Creditor:	Dlužník /Debtor:

__________________________	__________________________
Peter Edwards	Philip Glyn Styles